EXHIBIT 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of TerraForm Power, Inc. of our report dated March 31, 2014 relating to the consolidated financial statements of MMA NAFB Power, LLC and Subsidiary as of December 31, 2013 and 2012 and for the years then ended, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CohnReznick LLP

Vienna, Virginia

January 7, 2015